Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Vantiv, Inc. of our report dated April 27, 2010 related to the financial statements of NPC Group, Inc., which appears in Vantiv, Inc.’s Current Report on Form 8-K dated May 6, 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

May 6, 2013